Exhibit 11(a)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Other Service Providers” in the Pre-effective Amendment No. 1 to the Registration Statement on Form N-14 of the Helios Total Return Fund, Inc. as filed with the Securities and Exchange Commission on or about January 19, 2012.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
January 19, 2012